EXHIBIT 99.2

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Twelve Months Ended June 30, 2008 and 2007

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June		June
	2008	2007	2008	2007
Net Income / Earnings Per Share
Net income	$11,100	$20,484	$58,072	$69,227
Add: restructuring and impairment charge, net of related tax effect	1,791	—	4,307	8,481
Net income (excluding restructuring and impairment charge)	$12,891	$20,484	$62,379	$77,708

Earnings per basic share	$0.39	$0.66	$1.98	$2.19
Earnings per basic share (excluding restructuring and impairment charge)	$0.45	$0.66	$2.13	$2.46
Basic weighted average shares outstanding	28,686	31,056	29,267	31,566

Earnings per diluted share	$0.39	$0.65	$1.97	$2.15
Earnings per diluted share (excluding restructuring and impairment charge)	$0.45	$0.65	$2.12	$2.41
Diluted weighted average shares outstanding	28,826	31,556	29,470	32,261

Consolidated Operating Income / Operating Margin
Operating income	$19,126	$32,273	$96,000	$111,119
Add: restructuring and impairment charge	2,843	—	6,836	13,442
Operating income (excluding restructuring and impairment charge)	$21,969	$32,273	$102,836	$124,561

Net sales	$235,907	$258,531	$980,045	$1,005,312
Operating margin	8.1%	12.5%	9.8%	11.1%
Operating margin (excluding restructuring and impairment charge)	9.3%	12.5%	10.5%	12.4%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$20,492	$25,792	$100,324	$99,215
Add: restructuring and impairment charge	—	—	—	13,442
Wholesale operating income (excluding restructuring and impairment charge)	$20,492	$25,792	$100,324	$112,657
Wholesale net sales	$147,708	$162,827	$616,230	$656,035
Wholesale operating margin	13.9%	15.8%	16.3%	15.1%
Wholesale operating margin (excluding restructuring and impairment charge)	13.9%	15.8%	16.3%	17.2%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(1,506)	$6,622	$(2,800)	$15,162
Add: restructuring and impairment charge	2,843	—	6,836	—
Retail operating income (excluding restructuring and impairment charge)	$1,337	$6,622	$4,036	$15,162
Retail net sales	$176,474	$187,507	$724,586	$698,611
Retail operating margin	-0.9%	3.5%	-0.4%	2.2%
Retail operating margin (excluding restructuring and impairment charge)	0.8%	3.5%	0.6%	2.2%

EBITDA
Net income	$11,100	$20,484	$58,072	$69,227
Add: interest expense (income), net	2,357	1,251	7,613	4,127
Add: income tax expense	6,519	12,030	34,106	40,499
Add: depreciation and amortization	6,593	5,772	24,670	23,013
EBITDA	$26,569	$39,537	$124,461	$136,866
Net sales	$235,907	$258,531	$980,045	$1,005,312
EBITDA as % of net sales	11.3%	15.3%	12.7%	13.6%

EBITDA	$26,569	$39,537	$124,461	$136,866
Add: restructuring and impairment charge	2,843	—	6,836	13,442
EBITDA (excluding restructuring and impairment charge)	$29,412	$39,537	$131,297	$150,308
Net sales	$235,907	$258,531	$980,045	$1,005,312
EBITDA as % of net sales excluding restructuring and impairment charge)	12.5%	15.3%	13.4%	15.0%